As filed with the Securities and Exchange Commission on August 15, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PMC Commercial Trust
(Exact Name of Registrant as Specified in its Charter)

Texas (State of Other Jurisdiction of Incorporation or Organization)	75-6446078 (I.R.S. Employer Identification Number)

17950 Preston Road, Suite 600 Dallas, Texas (Address of Principal Executive Offices)	75252 (Zip Code)

PMC Commercial Trust
2005 Equity Incentive Plan
(Full Title of the Plan)

Lance B. Rosemore
President and Chief Executive Officer
PMC Commercial Trust
17950 Preston Road, Suite 600
Dallas, Texas 75252
(Name and Address of Agent for Service)
(972) 349-3200
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Gina E. Betts, Esq.
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered (1)	per Share (2)	Price (2)	Registration Fee
Common Shares of Beneficial Interest, $0.01 par value	500,000	$12.475	$6,237,500	$734

(1)	Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares of Common Shares of Beneficial Interest as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, mergers or combinations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee. This fee was calculated in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Shares of Beneficial Interest on the American Stock Exchange on August 10, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     Pursuant to the Note to Part I of Form S-8, the documents containing the information required by Part I are not required to be and are not being filed with the Securities and Exchange Commission. These documents will be sent or given to participants in the 2005 Equity Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file free of charge. Such requests should be sent to the Accounting Department, PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252 or requested by phone at (972) 349-3235. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The documents set forth below are hereby incorporated by reference in this Registration Statement.
(i)	Our Current Report on Form 8-K, filed with the Commission on August 10, 2005.

(ii)	Our Quarterly Report on Form 10-Q, filed with the Commission on August 9, 2005.

(iii)	Our Current Report on Form 8-K, filed with the Commission on June 23, 2005.

(iv)	Our Current Report on Form 8-K, filed with the Commission on June 13, 2005.

(v)	Our Current Report on Form 8-K, filed with the Commission on June 1, 2005.

(vi)	Our Current Report on Form 8-K, filed with the Commission on May 17, 2005.

(vii)	Our Current Report on Form 8-K, filed with the Commission on May 16, 2005.

(viii)	Our Quarterly Report on Form 10-Q, filed with the Commission on May 10, 2005.

(ix)	Our Annual Report on Form 10-K, filed with the Commission on March 16, 2005.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as such statement is so modified or superceded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Texas Real Estate Investment Trust Act, as amended (the “Texas REIT Act”), subject to procedures and limitations stated therein, allows us to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. We are required by Section 9.1 of the Texas REIT Act to indemnify a trust manager or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a trust manager or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas REIT Act, trust managers and officers are not entitled to indemnification if (1) the trust manager or officer is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received and (2) the trust manager or officer is found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any provision of the Declaration of Trust, bylaws, agreements or otherwise. In addition, we have, pursuant to Section 15(D) of the Texas REIT Act, provided in our Declaration of Trust that, to the fullest extent permitted by applicable law, a trust manager shall not be liable for any act, omission, loss, damage or expense arising from the performance of his duty under the Texas REIT Act, except for his own willful misfeasance, malfeasance or negligence.
     Our Declaration of Trust and Bylaws provide for indemnification by the Company of its trust managers and officers to the fullest extent permitted by the Texas REIT Act. In addition, our Bylaws provide that we may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer provided that (1) the trust managers have consented to the advancement of expenses (which consent shall not unreasonably be withheld) and (2) we shall have received (a) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us under the Texas REIT Act and (b) a written undertaking by or on his belief to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met or it is ultimately determined that indemnification of the trust manager or officer against expenses incurred by him in connection with that proceeding is prohibited by Section 9.1(E) of the Texas REIT Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to trust managers, officers or persons controlling pursuant to the foregoing provisions, we have has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 7. Exemption From Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Declaration of Trust. Previously filed as an exhibit to our Registration Statement on Form S-11 filed with the SEC on June 25, 1993, as amended (Registration No. 33-65910), and incorporated herein by reference.

4.1(a)	Amendment No. 1 to Declaration of Trust. Previously filed as an exhibit to our Registration Statement on Form S-11 filed with the SEC on June 25, 1993, as amended (Registration No. 33-65910), and incorporated herein by reference.

4.1(b)	Amendment No. 2 to Declaration of Trust (incorporated by reference from Registrant’s Form 10-K for the year ended December 31, 1993).

4.1(c)	Amendment No. 3 to Declaration of Trust (incorporated by Registrant’s Form 10-K for the year ended December 31, 2003).

4.2	Bylaws. Previously filed as an exhibit to our Registration Statement on Form S-11 filed with the SEC on June 25, 1993, as amended (Registration No. 33-65910), and incorporated herein by reference.

4.3	Form of Share Certificate. Previously filed as an exhibit to our Registration Statement on Form S-11 filed with the Commission on June 25, 1993, as amended (Registration No. 33-65910), and incorporated herein by reference.

5.1*	Opinion of Locke Liddell & Sapp LLP.

23.1*	Consent of Locke Liddell & Sapp LLP (Included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (Included on the Signature Page hereto).

99.1	2005 Equity Incentive Plan (incorporated by reference from Registrant’s Form 10-Q for the quarter ended June 30, 2005).

*	Filed herewith.
Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, PMC Commercial Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 15th day of August, 2005.

PMC COMMERCIAL TRUST

By:	/s/ Lance B. Rosemore

Lance B. Rosemore President
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lance B. Rosemore and Barry N. Berlin, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ DR. ANDREW S. ROSEMORE	Chairman of the Board of Trust	August 15, 2005

Dr. Andrew S. Rosemore	Managers, Chief Operating Officer and Trust Manager

/s/ LANCE B. ROSEMORE	President, Chief Executive Officer and

Lance B. Rosemore	Trust Manager (Principal Executive Officer)	August 15, 2005

/s/ BARRY N. BERLIN	Chief Financial Officer (principal financial and

Barry N. Berlin	accounting officer)	August 15, 2005

/s/ NATHAN COHEN	Trust Manager	August 15, 2005

Nathan Cohen

/s/ DR. MARTHA GREENBERG	Trust Manager	August 15, 2005

Dr. Martha Greenberg

/s/ ROY H. GREENBERG	Trust Manager	August 15, 2005

Roy H. Greenberg

/s/ BARRY A. IMBER	Trust Manager	August 15, 2005

Barry A. Imber

/s/ IRVING MUNN	Trust Manager	August 15, 2005

Irving Munn

/s/ DR. IRA SILVER	Trust Manager	August 15, 2005

Dr. Ira Silver

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Declaration of Trust. Previously filed as an exhibit to our Registration Statement on Form S-11 filed with the SEC on June 25, 1993, as amended (Registration No. 33-65910), and incorporated herein by reference.

4.1(a)	Amendment No. 1 to Declaration of Trust. Previously filed as an exhibit to our Registration Statement on Form S-11 filed with the SEC on June 25, 1993, as amended (Registration No. 33-65910), and incorporated herein by reference.

4.1(b)	Amendment No. 2 to Declaration of Trust (incorporated by reference from Registrant’s Form 10-K for the year ended December 31, 1993).

4.1(c)	Amendment No. 3 to Declaration of Trust (incorporated by Registrant’s Form 10-K for the year ended December 31, 2003).

4.2	Bylaws. Previously filed as an exhibit to our Registration Statement on Form S-11 filed with the SEC on June 25, 1993, as amended (Registration No. 33-65910), and incorporated herein by reference.

4.3	Form of Share Certificate. Previously filed as an exhibit to our Registration Statement on Form S-11 filed with the Commission on June 25, 1993, as amended (Registration No. 33-65910), and incorporated herein by reference.

5.1*	Opinion of Locke Liddell & Sapp LLP.

23.1*	Consent of Locke Liddell & Sapp LLP (Included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (Included on the Signature Page hereto).

99.1	2005 Equity Incentive Plan (incorporated by reference from Registrant’s Form 10-Q for the quarter ended June 30, 2005).

*	Filed herewith.